UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2022

TMC THE METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39281	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Howe Street, 10th Floor Vancouver, British Columbia	V6C 2T5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 631-3115

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
TMC Common Shares without par value	TMC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one TMC Common Share, each at an exercise price of $11.50 per share	TMCWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2022, Anthony O’Sullivan notified TMC the metals company, Inc. (the “Company”) that he was resigning as the Company’s Chief Development Officer, though he will remain in the position through a twelve-month transition period.

Item 8.01.	Other Events.

Grant Lindner is also expected to join the Company on or about November 14, 2022 as the Project Director for the Company’s development of its NORI contract area in the Clarion Clipperton Zone of the Pacific Ocean where the Company’s wholly-owned subsidiary, Nauru Ocean Resources Inc. (NORI), holds exclusive rights to explore for polymetallic nodules. Mr. Lindner has over 25 years of experience in the mining industry, including positions at BHP Group and Bechtel.

On October 20, 2022, the Company issued a press release announcing Mr. O’Sullivan’s resignation and the hiring of Mr. Lindner. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 20, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMC THE METALS COMPANY INC.

Date: October 20, 2022	By:	/s/ Gerard Barron
	Name:	Gerard Barron
	Title:	Chief Executive Officer